Exhibit 99.1

Investor Contacts:	Marisa Jacobs, Crocs Inc.
(303)-848-7322
mjacobs@crocs.com

and

Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com

Media Contact:	Patrick Rich, Crocs, Inc.
(303) 848-7000
prich@crocs.com

Crocs, Inc. Reports Fourth Quarter and Full Year 2016 Financial Results and

Introduces First Quarter and Full Year 2017 Guidance;

Announces CEO and other Executive Leadership Transitions and SG&A Reduction Plan

NIWOT, COLORADO — March 1, 2017 — Crocs, Inc. (NASDAQ: CROX) today reported financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter Highlights:

•      Revenues were in line with guidance at $187.4 million compared to $208.7 million for the same period last year. On a constant currency basis, revenues decreased 10.5%.

•      Net loss attributable to common stockholders on a GAAP basis was $44.5 million or a loss of $0.60 per share.

•      Excluding certain charges not related to our core business, the company reported a non-GAAP adjusted net loss attributable to common stockholders of $43.1 million, or a 9% improvement compared to the same period last year.

Full Year Highlights:

•      Revenues were $1,036.3 million. On a constant currency basis, revenues decreased 4.7% compared to the prior year period.

•      Net loss attributable to common stockholders on a GAAP basis was $31.7 million or a loss of $0.43 per share.

•      Excluding certain charges not related to our core business, the company reported a non-GAAP adjusted net loss attributable to common stockholders of $26.9 million, or a 22% improvement compared to last year.

•      Improved inventory management resulted in a $21.2 million, or 13%, decrease in inventory as of December 31, 2016 compared to December 31, 2015.

Gregg Ribatt, Chief Executive Officer, noted that, “Our fourth quarter revenues were in line with our expectations while our adjusted gross margin rate improved by approximately 550 basis points versus prior year.  This gross margin gain was less than previously anticipated due to currency and channel mix fluctuations and also to certain one-time events, however we are still on track to achieve our medium-term target for gross margins in the low 50% range.  Furthermore, disciplined inventory management practices enabled us to reduce year-end inventory levels by $21.2 million, or 13%, and to generate approximately $40 million of cash flow from operations during the year.”

Mr. Ribatt continued, “I’m very pleased with the operational progress made in 2016 as we continued to improve our product, systems, processes and team. Given this progress, I am pleased to announce that the Board and I have determined that we are now in a position to consolidate the President and CEO roles.  Effective June 1st, Andrew Rees is being promoted to President and CEO, and I will step down as CEO but continue in my Board role.  Furthermore, effective immediately, we are expanding responsibilities for certain executive team members to better utilize their talents and leadership expertise.  Finally, in order to accelerate improved profitability, we have identified $75 to $85 million of annualized SG&A reductions that we expect will generate an annual $30 to $35 million of improvement in earnings before interest and taxes by 2019.  Looking ahead, I am confident that these actions will pave the way for renewed growth and improved stockholder value.”

Fourth Quarter Operating Results

In the fourth quarter of 2016, the company reported a GAAP net loss attributable to common stockholders of $44.5 million or $0.60 per basic and diluted share, compared to a net loss attributable to common stockholders of $73.9 million, or $1.01 per basic and diluted share, in the same quarter of the prior year.

As outlined in detail in the GAAP to non-GAAP reconciliations set forth later in this press release, the company recorded net charges of $1.4 million unrelated to our core business in the three months ended December 31, 2016, compared to $26.8 million in the three months ended December 31, 2015. Excluding these items, the company reported on a comparable basis, non-GAAP adjusted net loss attributable to common stockholders of $43.1 million in the three months ended December 31, 2016, versus non-GAAP adjusted net loss attributable to common stockholders of $47.2 million in the three months ended December 31, 2015.

Full Year Operating Results

For the full year, the company reported a GAAP net loss attributable to common stockholders of $31.7 million or $0.43 per basic and diluted share, compared to a GAAP net loss attributable to common stockholders of $98.0 million, or $1.30 per basic and diluted share in 2015.

As outlined in detail in the GAAP to non-GAAP reconciliations set forth later in this press release, the company recorded net charges of $4.9 million unrelated to our core business in the year ended December 31, 2016, compared to $63.7 million in the year ended December 31, 2015. Excluding these items, the company reported on a comparable basis, non-GAAP adjusted net loss attributable to common stockholders of $26.9 million in the year ended December 31, 2016, versus non-GAAP adjusted net loss attributable to common stockholders of $34.3 million in the year ended December 31, 2015.

Balance Sheet

Cash and cash equivalents as of December 31, 2016 were $147.6 million compared to $143.3 million as of December 31, 2015. Inventory was $147.0 million as of December 31, 2016 compared to $168.2 million as of December 31, 2015.

The company did not repurchase any shares during the three months or the year ended December 31, 2016.

Full Year 2017 Outlook

•                  The company expects 2017 revenue to be relatively flat compared to prior year reflecting the impact of store closings, the reduction of discount channel business and the disposition of our South Africa and Taiwan businesses during 2016, as we continue to focus on improving the quality of our revenue.

•                  The company expects gross margin for 2017 to be approximately 50%.

•                  The company expects Non-GAAP SG&A for 2017 to be approximately $495 million.

First Quarter 2017 Outlook

•                  The company expects first quarter 2017 revenue to be between $255 and $265 million dollars.

•                  The company expects gross margin for the quarter to be approximately 200 basis points higher than first quarter 2016.

•                  The company expects Non-GAAP SG&A for the quarter to be moderately above prior year in absolute dollars.

SG&A Reduction Plan

The company continues to identify opportunities to improve the efficiency and effectiveness of its operations.  In doing so, it has identified SG&A reductions in the amount of $75 to $85 million.  These actions are projected to generate an annual $30 to $35 million improvement in earnings before interest and taxes by 2019.  We expect to achieve approximately $25 million of these SG&A reductions in 2017.  We expect to incur one-time charges of approximately $10 to $15 million over the next two years to achieve these SG&A reductions, with approximately $7 to $10 million of that being incurred this year.  In conjunction with these actions, we anticipate closing approximately 160 retail stores by the end of 2018, thereby reducing our total store count to approximately 400 from 558 at the end of 2016.

Executive Leadership Transition

From an organizational and operational perspective, we have made significant progress over the past two years. This progress enables us to further streamline our organization and consolidate the roles of President and CEO.  To that end, Andrew Rees, who joined the company in June 2014 as President, will be promoted to President and Chief Executive Officer effective June 1, 2017. Gregg Ribatt, our current Chief Executive Officer, will remain on the Company’s Board of Directors.  In addition, the following changes are taking place effective immediately:

•                  Michelle Poole, SVP of Global Product and Merchandising is assuming responsibility for Marketing.

•                  Ann Chan, SVP and GM of Europe, is transitioning to SVP and General Manager of Americas.

•                  David Thompson, SVP of AMEA is also assuming responsibility for Europe, and

•                  We have established a new Global eCommerce function which is being headed by Adam Michael, who has been promoted to SVP of Global eCommerce.

Conference Call Information

A teleconference call to discuss results for the 2016 fourth quarter and year is scheduled for today, Wednesday, March 1, 2017, at 8:30 am EDT. The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 44331249. The call also will be streamed on the Crocs website, www.crocs.com. An audio recording of the conference call will be available at www.crocs.com through March 1, 2018.

About Crocs, Inc.

Crocs, Inc. (NASDAQ: CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight and non-marking qualities that Crocs fans know and love. Since its inception in 2002, Crocs has sold more than 350 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, expectations and our outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products;

 our ability to successfully implement our strategic plans; our ability to develop and sell new products;

our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of March 1, 2017. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	$187,417	$208,678	$1,036,273	$1,090,630
Cost of sales	108,693	135,934	536,109	579,825
Gross profit	78,724	72,744	500,164	510,805
Selling, general and administrative expenses	117,061	129,280	503,174	559,095
Asset impairments	1,450	7,771	3,144	15,306
Restructuring charges	—	1,274	—	8,728
Loss from operations	(39,787)	(65,581)	(6,154)	(72,324)
Foreign currency loss, net	(886)	(701)	(2,454)	(3,332)
Interest income	135	215	692	967
Interest expense	(174)	(319)	(836)	(969)
Other income, net	1,645	920	1,539	914
Loss before income taxes	(39,067)	(65,466)	(7,213)	(74,744)
Income tax expense	(1,577)	(4,707)	(9,281)	(8,452)
Net loss	$(40,644)	$(70,173)	$(16,494)	$(83,196)

Dividends on Series A convertible preferred stock	$(3,000)	$(3,000)	$(12,000)	$(11,833)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(838)	(769)	(3,244)	(2,978)
Net loss attributable to common stockholders	$(44,482)	$(73,942)	$(31,738)	$(98,007)
Net loss per common share:
Basic	$(0.60)	$(1.01)	$(0.43)	$(1.30)
Diluted	$(0.60)	$(1.01)	$(0.43)	$(1.30)

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$147,565	$143,341
Accounts receivable, net of allowances of $48,138 and $49,364, respectively	78,297	83,616
Inventories	147,029	168,192
Income tax receivable	2,995	10,233
Other receivables	14,642	14,233
Restricted cash - current	2,534	2,554
Prepaid expenses and other assets	32,413	23,780
Total current assets	425,475	445,949
Property and equipment, net	44,090	49,490
Intangible assets, net	72,700	82,297
Goodwill	1,480	1,973
Deferred taxes, net	6,825	6,608
Restricted cash	2,547	3,551
Other assets	13,273	18,152
Total assets	$566,390	$608,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,927	$63,336
Accrued expenses and other liabilities	78,282	92,573
Income taxes payable	6,593	6,416
Current portion of long-term borrowings and capital lease obligations	2,338	4,772
Total current liabilities	149,140	167,097
Long-term income tax payable	4,464	4,547
Long-term borrowings and capital lease obligations	40	1,627
Other liabilities	13,462	13,120
Total liabilities	167,106	186,391
Commitments and contingencies
Series A convertible preferred stock	178,901	175,657
Stockholders’ equity:
Preferred stock
Common stock	94	94
Treasury stock	(284,237)	(283,913)
Additional paid-in capital	364,397	353,241
Retained earnings	195,725	227,463
Accumulated other comprehensive loss	(55,596)	(50,913)
Total stockholders’ equity	220,383	245,972
Total liabilities and stockholders’ equity	$566,390	$608,020

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP selling, general, and administrative expenses”, “Non-GAAP cost of sales”, and “Non-GAAP adjusted net income (loss) attributable to common stockholders”, which are non-GAAP financial measures. Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been recast using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent non-GAAP basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$117,061	$129,280	$503,174	$559,095
Reorganization charges (1)	—	(4,265)	(458)	(8,391)
Customs audit settlements (2)	—	—	(354)	—
ERP implementation fees(3)	—	(3,470)	—	(12,569)
Improper disbursements and related legal fees (4)	—	(207)	—	(7,895)
Legal settlements and contract termination costs(5)	(1,361)	—	(1,361)	—
Bad debt expense related to South Africa (6)	—	(613)	—	(613)
Total adjustments	(1,361)	(8,555)	(2,173)	(29,468)
Non-GAAP selling, general and administrative expenses	$115,700	$120,725	$501,001	$529,627

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Cost of sales reconciliation:
GAAP cost of sales	$108,693	$135,934	$536,109	$579,825
Customs audit settlements (6)	—	—	(2,694)	—
Inventory write-down (7)	—	(3,108)	—	(3,108)
Contract termination fees	—	(324)	—	(324)
Statutory audits (7)	—	—	—	(1,000)
Total adjustments	—	$(3,432)	$(2,694)	(4,432)
Non-GAAP cost of sales	$108,693	$132,502	$533,415	$575,393

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net loss attributable to common stockholders reconciliation:
GAAP net loss attributable to common stockholders	$(44,482)	$(73,942)	$(31,738)	$(98,007)
Customs audit settlements (2), (6)	—	—	3,048	—
Reorganization charges (1)	—	4,265	458	8,391
Asset impairment charges (8)	—	7,771	—	15,306
Restructuring charges (9)	—	1,274	—	8,728
Impairment charges related to South Africa	—	5,747	—	5,747
ERP implementation (3)	—	3,794	—	12,893
Inventory write-down (X)	—	3,108	—	3,108
Bad debt expense related to South Africa (X)	—	613	—	613
Improper disbursements and related legal fees (4)	—	—	—	—
Legal settlements and contract termination costs(5)	1,361	207	1,361	7,895
Statutory audits (7)	—	—	—	1,000
Total adjustments	1,361	26,779	4,867	63,681
Non-GAAP adjusted net loss attributable to common stockholders	$(43,121)	$(47,163)	$(26,871)	$(34,326)

(1)         Relates to severance expense, bonuses, store closure costs, consulting fees, and other expenses related to reorganization activities and our investment agreement with Blackstone.

(2)         Represents penalties and fees related to customs audit settlements.

(3)         Represents operating expenses incurred in 2015 related to the implementation of the new ERP system.

(4)         Represents invalid disbursements and related legal expenses that occurred in 2015.

(5)         Relates primarily to airplane lease termination costs in 2016 and legal expenses for matters surrounding California wage settlements in 2015.

(6)         Represents the increase or release of tariff reserves related to customs audit settlements.

(7)         Represents expenses incurred related to statutory audits.

(8)         Represents retail asset impairment charges for certain underperforming locations in our Americas, Asia Pacific, and Europe operating segments.

(9)         Relates to bonuses, consulting fees, and other expenses related to restructuring activities that concluded in December 2015.

CROCS, INC. SUBSIDIARIES

REVENUES BY SEGMENT AND CHANNEL

	Three Months Ended December 31,		Change		Constant Currency Change (1)
	2016	2015	$	%	$	%
Wholesale:
Americas	$32,046	$35,581	$(3,535)	(9.9)%	$(3,890)	(10.9)%
Asia Pacific	35,182	37,166	(1,984)	(5.3)%	(2,552)	(6.9)%
Europe	13,348	17,412	(4,064)	(23.3)%	(3,850)	(22.1)%
Other businesses	78	125	(47)	(37.6)%	(45)	(36.0)%
Total wholesale	80,654	90,284	(9,630)	(10.7)%	(10,337)	(11.4)%
Retail:
Americas	41,713	44,912	(3,199)	(7.1)%	(3,192)	(7.1)%
Asia Pacific	23,940	28,703	(4,763)	(16.6)%	(5,098)	(17.8)%
Europe	8,013	8,126	(113)	(1.4)%	75	0.9%
Total retail	73,666	81,741	(8,075)	(9.9)%	(8,215)	(10.1)%
E-commerce:
Americas	19,361	22,160	(2,799)	(12.6)%	(2,793)	(12.6)%
Asia Pacific	9,688	10,412	(724)	(7.0)%	(557)	(5.3)%
Europe	4,048	4,081	(33)	(0.8)%	38	0.9%
Total e-commerce	33,097	36,653	(3,556)	(9.7)%	(3,312)	(9.0)%
Total revenues	$187,417	$208,678	$(21,261)	(10.2)%	$(21,864)	(10.5)%

Revenues:
Americas	$93,120	$102,653	$(9,533)	(9.3)%	(9,875)	(9.6)%
Asia Pacific	68,810	76,281	(7,471)	(9.8)%	(8,207)	(10.8)%
Europe	25,409	29,619	(4,210)	(14.2)%	(3,737)	(12.6)%
Total segment revenues	187,339	208,553	(21,214)	(10.2)%	(21,819)	(10.5)%
Other businesses	78	125	(47)	(37.6)%	(45)	(36.0)%
Total consolidated revenues	$187,417	$208,678	$(21,261)	(10.2)%	$(21,864)	(10.5)%

(1)         Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

CROCS, INC. SUBSIDIARIES

REVENUES BY SEGMENT AND CHANNEL

	Year Ended December 31,		Change		Constant Currency Change (1)
	2016	2015	$	%	$	%

Wholesale:
Americas	$202,211	$210,887	$(8,676)	(4.1)%	$(5,555)	(2.6)%
Asia Pacific	232,541	255,897	(23,356)	(9.1)%	(26,408)	(10.3)%
Europe	110,511	123,131	(12,620)	(10.2)%	(11,441)	(9.3)%
Other businesses	745	1,096	(351)	(32.0)%	(352)	(32.1)%
Total wholesale	546,008	591,011	(45,003)	(7.6)%	43,756	(7.3)%
Retail:
Americas	191,855	197,306	(5,451)	(2.8)%	(5,168)	(2.6)%
Asia Pacific	125,037	136,320	(11,283)	(8.3)%	(12,077)	(8.9)%
Europe	42,712	44,873	(2,161)	(4.8)%	(189)	(0.4)%
Total retail	359,604	378,499	(18,895)	(5.0)%	(17,434)	(4.6)%
E-commerce:
Americas	72,940	68,017	4,923	7.2%	5,088	7.5%
Asia Pacific	37,500	32,274	5,226	16.2%	5,741	17.8%
Europe	20,221	20,829	(608)	(2.9)%	(578)	(2.8)%
Total e-commerce	130,661	121,120	9,541	7.9%	10,251	8.5%
Total revenues	$1,036,273	$1,090,630	$(54,357)	(5.0)%	(50,939)	(4.6)%

Revenues:
Americas	$467,006	$476,210	$(9,204)	(1.9)%	(5,635)	(1.2)%
Asia Pacific	395,078	424,491	(29,413)	(6.9)%	(32,744)	(7.7)%
Europe	173,444	188,833	(15,389)	(8.1)%	(12,208)	(6.5)%
Total segment revenues	1,035,528	1,089,534	(54,006)	(5.0)%	(50,587)	(4.6)%
Other businesses	745	1,096	(351)	(32.0)%	(352)	(32.1)%
Total consolidated revenues	$1,036,273	$1,090,630	$(54,357)	(5.0)%	(50,939)	(4.7)%

(1)         Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

CROCS, INC. SUBSIDIARIES

RETAIL STORE COUNTS

(UNAUDITED)

	September 30, 2016	Opened	Closed	December 31, 2016
Company-operated retail locations
Type
Kiosk/store in store	99	1	2	98
Retail stores	237	5	14	228
Outlet stores	218	15	1	232
Total	554	21	17	558
Operating segment
Americas	191	4	5	190
Asia Pacific	264	16	10	270
Europe	99	1	2	98
Total	554	21	17	558

	December 31, 2015	Opened	Closed	December 31, 2016
Company-operated retail locations
Type
Kiosk/store in store	98	14	14	98
Retail stores	275	19	66	228
Outlet stores	186	50	4	232
Total	559	83	84	558
Operating segment
Americas	196	7	13	190
Asia Pacific	261	67	58	270
Europe	102	9	13	98
Total	559	83	84	558

CROCS, INC. SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP 2017 FINANCIAL GUIDANCE

(UNAUDITED)

(in millions)

Selling, general and administrative expenses reconciliation
GAAP Selling, general and administrative expenses	$500 to $505
One-time charges	$7 to $10
Non-GAAP Selling, general and administrative charges	Approximately $495

CROCS, INC. AND SUBSIDIARIES

COMPARABLE STORE SALES

RETAIL AND DIRECT TO CONSUMER

(UNAUDITED)

	Constant Currency (2)
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
Comparable store sales (retail only) (1)
Americas	(5.6)%	(3.4)%
Asia Pacific	(12.1)%	4.8%
Europe	1.0%	5.7%
Global	(6.8)%	0.1%

	Constant Currency (2)
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
Direct to Consumer comparable store sales (includes retail and e-commerce) (1)
Americas	(8.0)%	6.3%
Asia Pacific	(9.6)%	15.2%
Europe	(0.4)%	13.9%
Global	(7.7)%	9.8%

	Constant Currency (2)
	Year Ended December 31, 2016	Year Ended December 31, 2015
Comparable store sales (retail only) (1)
Americas	(2.3)%	(3.2)%
Asia Pacific	(5.9)%	(4.5)%
Europe	(1.9)%	3.0%
Global	(3.0)%	(2.8)%

	Constant Currency (2)
	Year Ended December 31, 2016	Year Ended December 31, 2015
Direct to Consumer comparable store sales (includes retail and e-commerce) (1)
Americas	0.3%	3.3%
Asia Pacific	(0.4)%	3.0%
Europe	0.2%	7.8%
Global	0.1%	3.9%

(1) Comparable store status is determined on a monthly basis. Comparable store sales includes the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.

(2) Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.